Exhibit 10.27

FIRST AMENDMENT OF LEASE

This FIRST AMENDMENT OF LEASE (“First Amendment”) is dated as of the 14th day of August, 2017, by and between SDC WATERTOWN PARTNERS, LLC, a Delaware limited liability company, as Landlord, and MARKFORGED, INC., a Delaware corporation, as Tenant.

R E C I T A L S:

A.	Reference is hereby made to a certain Lease, dated as of January 18, 2017 between Landlord and Tenant demising certain premises known as and numbered 85 School Street, Watertown, Massachusetts, as more fully described therein (the “Lease”).

B.	Capitalized terms used but not defined herein shall have the respective meanings ascribed in the Lease.

C.	Landlord and Tenant now desire to amend the Lease on the terms and conditions herein contained.

A G R E E M E N T S:

IN CONSIDERATION of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.           The “Term Commencement Date” set forth in §1.1 of the Lease is hereby amended to September 1, 2017.

2.           The term “Rent Commencement Date” as defined in §1.1 of the Lease is hereby amended to November 1, 2017.

3.           The definition of the term “Original Lease Term” appearing in §1.1 of the Lease is hereby deleted and the following substituted therefor:

Six (6) years and five (5) months from the Term Commencement Date (unless the same is earlier terminated or extended in accordance with the terms and conditions of this Lease.)

4.           The rent schedule appearing in §3.1 of the Lease is hereby deleted and the following substituted therefor:

Period	Annual Base Rent	Monthly Installment of Base Rent
September 1, 2017 to October 31, 2017	$0.00	$0.00
November 1, 2017 to October 31, 2018	$723,110.00	$60,259.17
November 1, 2018 to October 31, 2019	$944,000.00	$78,666.67
November 1, 2019 to October 31, 2020	$976,000.00	$81,333.33
November 1, 2020 to October 31, 2021	$1,008,000.00	$84,000.00
November 1, 2021 to October 31, 2022	$1,040,000.00	$86,666.67
November 1, 2022 to October 31, 2023	$1,072,000.00	$89,333.33
November 1, 2023 to January 31, 2024	$1,104,000.00	$92,000.00

5.           The following Article 21 is hereby added to the Lease.

Section 21.1. Right of First Refusal. If during the term of this Lease Landlord receives any acceptable bona fide offer memorialized by a letter of intent which has been signed by a prospective tenant (“BFO”), to lease all of Landlord’s property adjacent to the Building known as and numbered 165 Dexter Avenue, Watertown, Massachusetts (the “Adjacent Property”), then, before accepting such offer, Landlord shall give Tenant written notice of the BFO by delivering a copy of the BFO to the Tenant pursuant to the notice provisions of the Lease, which notice (“Landlord’s Offer”) shall constitute an offer to lease the Adjacent Property to Tenant on the terms of the BFO.

Section 21.2. Tenant’s Notice.  Not more than seven (7) business days following receipt of Landlord’s Offer (“Offer Period”), Tenant shall give Landlord written notice accepting Landlord’s Offer or rejecting it. Failure to reply within the Offer Period shall be a deemed rejection of the BFO.

Section 21.3. Tenant’s Rejection.  If Tenant rejects (or is deemed to have rejected) Landlord’s Offer, then Landlord shall be free to accept the BFO and to enter into a lease of the Adjacent Property in accordance with the terms of the BFO at any time within one (1) year) following the date of Landlord’s receipt of Tenant’s rejection (or deemed rejection) of Landlord’s Offer. In the event that Landlord shall not consummate such lease in accordance with the terms of the BFO within such one (1) year period, then the provisions of this Article 2 1 shall continue in force and effect. Except as otherwise set forth in Section 2 1.4, Tenant’s failure to exercise its right to accept Landlord’s Offer on any one or more occasions shall not affect Tenant’s right to accept Landlord’s Offer on any subsequent occasion.

Section 21.4. Tenant’s Acceptance. If Tenant accepts Landlord’s Offer, then the parties shall be deemed to have entered into a lease incorporating all of the terms, covenants, and conditions of the BFO, and in all other relevant respects in the form of this Lease. Thereafter, the parties shall negotiate either: (i) an amendment to the Lease adding the Adjacent Property to the original Premises on the terms of the BFO; or (ii) a separate lease in the form of this Lease, demising the Adjacent Property on such terms. In the event that having used continuous good faith diligent efforts, the parties do not execute and deliver such an instrument within fourteen (14) business days after Landlord’s receipt of Tenant’s acceptance pursuant to §21.2, then the Right of First Refusal shall be deemed terminated after such date, and of no further force and effect.

Section 21.5. Good Faith Transaction. The parties agree to negotiate in good faith as to any matter not specifically set forth herein in order to give maximum effect to this Right of First Refusal.

6.           In all other respects the Lease, as hereby amended, is ratified, adopted, and confirmed.

EXECUTED as a Massachusetts sealed instrument as of the day and year first above written.

LANDLORD:

SDC WATERTOWN PARTNERS, LLC, a Delaware limited liability company

By:	CHW MANAGER, LLC,
a Delaware limited liability company

	By:	/s/ Kambiz Shahbazi
Kambiz Shahbazi, Manager

TENANT:

MARKFORGED, INC., a Delaware corporation

By:	/s/ J. Louis MacDonald
Name: J. Louis MacDonald
Title: CFO
Hereunto duly authorized